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                                                                    EXHIBIT 10.7
                                                                  CONFORMED COPY


                         AGREEMENT REGARDING OLD UNITED


         This Agreement Regarding Old United (this "AGREEMENT"), dated as of January 30, 2002, is entered into among UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger described under "Background" below shall be renamed UGC Holdings, Inc. ("OLD UNITED"), Liberty Media Corporation, a Delaware corporation, Liberty Global, Inc., a Delaware corporation ("LIBERTY GLOBAL"), and Liberty UCOMA, LLC, a Delaware limited liability company ("LIBERTY UCOMA").

                                   BACKGROUND

         The parties hereto have entered into an Amended and Restated Agreement and Plan of Restructuring and Merger, dated as of December 31, 2001 (the "MERGER AGREEMENT"), among Old United, New UnitedGlobalCom, Inc., a Delaware corporation that at the effective time of the Merger shall be renamed UnitedGlobalCom, Inc. ("NEW UNITED"), United/New United Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, and each Person indicated as a "Founder" on the signature pages thereto. Subject to the terms and conditions set forth therein, the Merger Agreement provides for the merger of Merger Sub with and into Old United, with Old United as the surviving entity in such merger (the "MERGER"), among other transactions. It is a condition to the consummation of the transactions contemplated by the Merger Agreement, including without limitation the Merger, that Old United, Liberty, Liberty Global and Liberty UCOMA (as a "Contributing Party" under the Merger Agreement) each execute and deliver this Agreement.

                                    AGREEMENT

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         AFFILIATE. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of such specified Person, shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of New United or Old United and none of New United, Old United or their respective Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party, (iii) any Person in which New United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without

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regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of New United and
(iv) any Person in which Old United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of Old United.

         AGREEMENT.  As defined in the preamble.

         BENEFICIAL OWNERSHIP AND DERIVATIVE TERMS. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, and (ii) except for purposes of the definition of "Change of Control," (x) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded, and (y) Beneficial Ownership, if any, arising solely from being a member of a Group shall be disregarded.

         CHANGE OF CONTROL. Any (a) change in the direct or indirect record or Beneficial Ownership of any of the equity securities of New United, Old United or any of their respective Affiliates, (b) merger, consolidation, statutory share exchange or other transaction involving New United, Old United or any of their respective Affiliates or (c) change in the composition of the board of directors or other governing body of New United, Old United or any of their respective Affiliates.

         CHANGE OF CONTROL COVENANT. Any covenant, agreement or other provision (excluding requirements imposed by Law) pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which New United, Old United or any of their respective Affiliates is or becomes a party or to which New United, Old United, any of their respective Affiliates or any of their respective material assets are or become subject or bound.

         COMMON STOCK. The New United Class A Stock, the New United Class B Stock and the New United Class C Stock.

         CONTRACT. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.


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         CONTROL AND DERIVATIVE TERMS. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROLLED AFFILIATE. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; PROVIDED THAT, (a) none of New United and its Controlled Affiliates or Old United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party, (b) any Person in which New United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of New United and (c) any Person in which Old United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of New United.

         CURRENT BONDS. As defined in the New United Charter as in effect on the date hereof.

         EQUITY SECURITIES. The Common Stock and any other securities hereafter issued by New United that are entitled to vote generally in the election of directors.

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         FOUNDERS. As defined in the Stockholders Agreement.

         HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         GOVERNMENTAL AUTHORITY. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         GROUP. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         JUDGMENT. Any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

         LAW. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         LIBERTY. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         LIBERTY GLOBAL. As defined in the preamble.

         LIBERTY PARTIES. Liberty, Liberty Global and Liberty UCOMA.

         LIBERTY UCOMA. As defined in the preamble.

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         LICENSE. Any license, franchise, authorization, permit, certificate, variance, exemption, concession, consent, lease, right of way, easement, instrument, order and approval, domestic or foreign, of any Governmental Authority.

         LIEN. Any mortgage, pledge, lien, encumbrance, charge or security interest.

         LMI. As defined in the "Background" above.

         MERGER. As defined under "Background" above.

         MERGER AGREEMENT. As defined under "Background" above.

         MERGER SUB. As defined under "Background" above.

         NEW UNITED. As defined under "Background" above.

         NEW UNITED BYLAWS. The Bylaws of New United, as such Bylaws may be amended from time to time in accordance with the New United Charter, such Bylaws and the Stockholders Agreement.

         NEW UNITED CHARTER. The Restated Certificate of Incorporation of New United as filed with the Secretary of State of the State of Delaware on December 31, 2001, as it may be amended from time to time.

         NEW UNITED CLASS A STOCK. The Class A Common Stock, par value $0.01 per share, of New United.

         NEW UNITED CLASS B STOCK. The Class B Common Stock, par value $0.01 per share, of New United.

         NEW UNITED CLASS C STOCK. The Class C Common Stock, par value $0.01 per share, of New United.

         PERMITTED TRANSFEREE. Any Person Controlled by Liberty.

         PERSON. Any individual, corporation, limited liability company, partnership, joint venture, Governmental Authority, business association or other entity.

         RESTRICTION. With respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract and any License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or


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(iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

         RIGHTS. When used with respect to a specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities of such Person or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         STANDSTILL AGREEMENT. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         STOCKHOLDERS AGREEMENT. That certain Stockholders Agreement dated as of the date hereof among New United, the Liberty Parties and the Founders.

         SUBSIDIARY. As defined in the Standstill Agreement.

         TRANSACTION AGREEMENTS. As defined in the Stockholders Agreement.

         TRANSFER. As defined in the Stockholders Agreement.

         Section 2. CERTAIN COVENANTS.

         (a) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, Old United will not take any action and will not permit any action to be taken on its behalf, and will use its best commercially reasonable efforts to prevent any action from being taken by or on behalf of any of its Affiliates, that would result in New United, Old United or any of their respective Affiliates being subject to or bound by any Change of Control Covenant, unless any Change of Control involving or caused by the action of Liberty, Liberty Global, Liberty UCOMA, LMI or any of their respective Affiliates (other than a transfer by any of the foregoing to an unaffiliated third party of Control of New United, if such Control is obtained in the future) is exempted from the application and effects of such Change of Control Covenant. Old United will not be deemed to be in breach of the foregoing as a result of its or its Affiliates entering into or maintaining in the ordinary course of business a License granted by a Governmental Authority that includes a Change of Control Covenant provided that
(i) such License is of the kind and nature that customarily requires approval of the Governmental Authority granting the same for a Change of Control, (ii) the applicable Change of Control Covenant includes only terms customarily imposed by such Governmental Authority in similar circumstances, (iii) the maximum penalty for breach of such Change of Control Covenant is termination of the applicable License, and (iv) Old United used its best commercially reasonable efforts to obtain the exemption from the application and effects of such Change of Control

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Covenant contemplated by the preceding sentence. Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, Old United will not take any action or permit any action to be taken that would, or fail to take any action or permit any action to be omitted where such failure or omission would, extend or perpetuate the applicability of any Change of Control Covenant in effect as of May 25, 2001 under the Current Bonds beyond the maturity date in effect as of May 25, 2001 of the Current Bonds to which they relate. Old United will use its best commercially reasonable efforts to take such actions as will cause the conditions necessary to permit the conversion in full of the New United Class C Stock into New United Class B Stock to be satisfied.

         (b) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, Old United shall not, and shall not permit any of its Controlled Affiliates to,
(i) (A) enter into, or issue, assume or adopt, any Contract that would be or that purports to be binding upon Liberty or any of its Affiliates or any of their respective assets, or (B) enter into, or issue, assume or adopt, any material Contract in respect of which any act or omission of Liberty or any of its Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material rights or benefits thereunder, or result in any Lien or Restriction on any of the material assets of, or otherwise have any adverse effect on, Old United or any of its Affiliates, or (ii) amend or modify any Contract described in clause (i) of this sentence; provided however, that this Section 2(b) shall not restrict Old United from subjecting itself or any of its Controlled Affiliates to a Change of Control Covenant to the extent permitted under Section 2(a).

         Section 3. TERMINATION. This Agreement shall terminate as to any Liberty Party the voting power of whose Beneficially Owned Equity Securities (together with that of its Permitted Transferees and Controlled Affiliates) is reduced to 10% or less of the voting power of equity securities in Old United that such Liberty Party (together with its Permitted Transferees and Controlled Affiliates) Beneficially Owned as of June 25, 2000. For purposes of this Section 3, the voting power of outstanding shares of New United Class C Stock, if any, shall be calculated as if such shares had been converted into shares of New United Class B Stock.

         Section 4. APPLICABLE LAW, JURISDICTION. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.


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         Section 5. REMEDIES. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 6. HEADINGS. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 7. NOTICES. All notices and other communications hereunder shall be delivered to the parties hereto in the same manner as set forth in the Merger Agreement.

         Section 8. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 9. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by all parties.

         Section 10. INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or Appendix hereto; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

         Section 11. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 12. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 13. PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns, any benefits, rights or remedies. Neither this Agreement nor the rights or obligations of any party may be assigned or


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delegated (other than, in the case of a Liberty Party, to a Permitted
Transferee) by operation of law or otherwise without the prior written consent of Liberty and Old United. Notwithstanding the foregoing, any Person that succeeds to Liberty's rights and obligations under the Stockholders Agreement and the Standstill Agreement shall be entitled, as an express third party beneficiary, to all of the rights of Liberty hereunder to the same extent as if all references to Liberty herein referred to such Person.


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IN WITNESS WHEREOF, the parties hereto have executed as of the date first set forth above.

                                   UNITEDGLOBALCOM, INC.,
                                   a Delaware corporation



                                   By: /s/ MICHAEL T. FRIES
                                      --------------------------------------
                                      Michael T. Fries
                                      President


                                   LIBERTY MEDIA CORPORATION,
                                   a Delaware corporation



                                   By: /s/ ELIZABETH M. MARKOWSKI
                                      --------------------------------------
                                      Elizabeth M. Markowski
                                      Senior Vice President


                                   LIBERTY GLOBAL, INC.,
                                   a Delaware corporation


                                   By: /s/ ELIZABETH M. MARKOWSKI
                                      --------------------------------------
                                      Elizabeth M. Markowski
                                      Senior Vice President


                                   LIBERTY UCOMA, LLC,
                                   a Delaware limited liability company



                                   By: /s/ ELIZABETH M. MARKOWSKI
                                      --------------------------------------
                                      Elizabeth M. Markowski
                                      Senior Vice President